Exhibit 10.4

                              SETTLEMENT AGREEMENT

      SETTLEMENT AGREEMENT entered into as of October 29, 2001, by and between AMBIENT CORPORATION, a Delaware corporation with its principal offices at 1033 Beacon Street, Brookline MA (hereinafter, the "Company") and ARYEH WEINBERG , of 8712 Allenswood Rd. Randallstown, MD (hereinafter, "Weinberg").

                               W I T N E S S E T H

      WHEREAS, Weinberg formerly served as Chief Financial Officer of each of the Company and certain of its subsidiaries as well as a director of the Company;

      WHEREAS, Weinberg's employment and directorship were terminated by mutual agreement between Weinberg and the Company, and the terms relating to such agreement were reflected in that certain Termination Agreement between Weinberg and the Company dated as of September 4, 2000 ("Termination Agreement");

      WHEREAS, certain disputes arose between Weinberg and the Company with the terms and the conditions of the Termination Agreement; and

      WHEREAS, the parties desire to set forth their agreement respecting the resolution of these disputes, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, Weinberg and the Company hereby agree as follows:

1.    Undertaking by Company

      1.1   In consideration of the releases contained in Section 2 hereof,

      (i) the Company shall immediately place in escrow with Weinberg's attorney for release to Weinberg (upon Weinberg's execution of this Agreement), an amount equal to$74,000 less, corrected withholdings and other deductions customarily withheld by the Company with respect to salary paid in 2000, as well as value added tax and other taxes payable under Israeli law with respect to the transfer to Weinberg of title to the Company automobile pursuant to sub-paragraph (iv) below, such deductions to be in an aggregate amount of $9,784.41;

      (iii) Notwithstanding anything to the contrary contained in the Company 1998 Stock Option Plan (hereinafter, the "1998 Plan"), Weinberg shall be entitled to exercise through December 31, 2003 options granted to him under the 1998 Plan prior to the date hereof comprised of options for 51,000 shares of Common Stock, par value $0.001 of the Company (hereinafter, the "Common Stock") exercisable at an exercise price per share of $0.81 and options for 30,000 shares of Common Stock at an exercise price per share of $0.01; and

      (iv) forthwith take all actions and execute instruments necessary or desirable to transfer to Weinberg title to the Automobile (all loans thereon having paid by Ambient)currently used by Weinberg.

      The parties acknowledge and agree that the amounts payable under sub-sections (i) above are remitted to Weinberg in consideration of Weinberg's compliance with the non-compete and confidentiality provisions of the Employment Agreement. The Company

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anticipates that the amounts payable under sub-sections (i) above will be reported on a Form 1099.

      Additionally, the Company acknowledges to Weinberg that it anticipates that it will be filing in the course of calendar year 2002 a registration statement under the Securities Act of 1933, as amended, on Form S-8 (or such other appropriate form) relating to the stock options issued or issuable with respect to the Company's 1998 stock Option plan and the 2000 Equity Incentive Plan, though no undertaking is hereby assumed to so file such registration statement.

2.    Release

      2.1 In consideration of the Company's undertakings under Section 1 above, Weinberg (and each of his heirs, successors, executors, attorneys, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of the Company and Kliks.com Ltd, an Israeli affiliate of the Company, Ambient Ltd. and Insulated Connection Corporation, each being Israeli subsidiaries of the Company and PLT Solutions, Inc., a Delaware subsidiary of the Company (referred to collectively hereinafter as the "Companies"), their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof including specifically, but without limiting the generality of the foregoing, claims relating to or arising under the Employment Agreement or the Termination Agreement, provided, that, notwithstanding anything to the contrary contained herein, the foregoing release shall not be construed to apply with respect to any continuing obligation or duty of Weinberg under Section 7 (Confidentiality) and Section 8 (Non-compete) in the Employment Agreement. The foregoing release shall not be construed as a waiver by Weinberg of the due and full performance by the Company of its obligations specifically undertaken pursuant to this Agreement.

      2.2 In consideration of Weinberg's release, each of the Companies (and each of their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Weinberg (and each of his heirs, successors, executors, attorneys, personal representatives and assigns), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof including specifically, but without limiting the generality of the foregoing, claims relating to or arising under the Employment Agreement or the Termination Agreement. The foregoing release shall not be construed as a waiver by Companies of the due and full performance by Weinberg of his obligations specifically undertaken pursuant to this Agreement.

3.    Continuing Obligations

      Notwithstanding the Company's releases contained in Section 3.1 hereof, Weinberg hereby acknowledges and agrees that the provisions of Section 7 (Confidentiality) and Section 8 (Non-Compete) of the Employment Agreement shall continue in full force and effect in accordance with their terms and nothing contained herein shall be construed or interpreted as a waiver by the Company or any of the other Companies of any right or remedy available to any thereof in respect of the breach or non compliance by Weinberg of his obligation thereunder.

4.    Miscellaneous

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      4.1 Assignment and Succession. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. Weinberg's rights and obligations hereunder are personal and may not be assigned.

      4.2 Headings. The Article, Section , paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

      4.3 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

      4.4 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

      4.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      4.6 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto. The parties agree that a fully executed faxed copy shall serve as an original. Upon full execution of this agreement, attorney for Weinberg shall prepare a Stipulation of Settlement and forward same to Ambient's attorney for filing in Supreme Court, New York County, under Index NO. 114815-01

      Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement.

      4.8 Governing Law; Dispute Resolution and Jurisdiction. This Agreement and the performance hereof shall be construed and governed in accordance with the internal laws of the State of New York without reference to principles of conflict of laws. Each party hereby irrevocably consents to the jurisdiction of the appropriate New York State Court venued in the County of Manhattan for any dispute or action relating to this Agreement.

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      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Weinberg has signed this Agreement as of the day and year first above written.


                                        AMBIENT CORPORATION


                                        By: /s/ WIlfred Kopecowrit
                                           -------------------------------------
                                        Title


                                        /s/  Aryeh Weinberg
                                        ----------------------------------------
                                        ARYEH WEINBERG